Exhibit a(iv)
                                CIGNA FUNDS GROUP

                                 AMENDMENT NO. 4
                                       TO
               SECOND AMENDED AND RESTATED MASTER TRUST AGREEMENT

      AMENDMENT No. 4 to Second Amended and Restated Master Trust Agreement of CIGNA Funds Group, dated July 28, 1998 (the "Master Trust Agreement") made this 22nd day of October, 2001 by the Trustees hereunder.

                               W I T N E S S E T H

      WHEREAS, the Trustees have the authority, under Article IV, Section 4.1 of the Master Trust Agreement, to designate separate and distinct Sub-Trusts of CIGNA Funds Group (the "Trust"):

      WHEREAS, the Trustees desire to redesignate certain of its established Sub-Trusts.

      NOW, THEREFORE, the Trustees hereby redesignate three of the established Sub-Trusts as follows:

Current Name of Sub-Trust                  Redesignated Name of Sub-Trust
Balanced Fund (sub-advised by Wellington   Balanced Fund (sub-advised by Wellington
  Mgmt.)                                     Management)
S&P 500 Index Fund                         S&P 500(R)Index Fund
Small Cap Value/Berger Fund                Small Cap Value/Berger(R)Fund

      The undersigned hereby certify that the amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals to this Amendment No. 4 to the Second Amended and Restated Master Trust Agreement, as of the day and year first above written.

Managing Director
TimesSquare Capital Management, Inc.
280 Trumbull Street, H17C                          /s/ Richard H. Forde
Hartford, CT 06103
                                                  ------------------------------
                                                  Richard H. Forde

Chairman of the Board
TimesSquare Capital Management, Inc.
280 Trumbull Street, H17C                          /s/ Thomas C. Jones
Hartford, CT 06103
                                                  ------------------------------
                                                  Thomas C. Jones

150 Theodore Fremd
Apt. A-11                                          /s/ Hugh R. Beath
Rye, NY 10580
                                                  ------------------------------
                                                  Hugh R. Beath

Vice President and Treasurer
Kaman Corporation
1332 Blue Hills Avenue                             /s/ Russell H. Jones
Bloomfield, CT 06002
                                                  ------------------------------
                                                  Russell H. Jones

Special Adviser to Board of Directors
Friendly Ice Cream Corporation
1855 Boston Road                                   /s/ Paul J. McDonald
Wilbraham, MA 01095
                                                  ------------------------------
                                                  Paul J. McDonald

THE COMMONWEALTH OF MASSACHUSETTS
HAMPDEN COUNTY, City of Springfield

      Then personally appeared the within-named Hugh R. Beath, Richard H. Forde, Russell H. Jones, Thomas C. Jones and Paul J. McDonald, who acknowledged the execution of the foregoing instrument to be their free act and deed, before me, this 22nd day of October, 2001.


                                        /s/ Brenda T. Morton

                                        ----------------------------------------


                                                    [Notarial Seal Appears Here]

                                        My commission expires: November 29, 2002